CONSENT OF EXPERT

May 29, 2019

VIA EDGAR

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Re:	Great Panther Mining Limited (the "Company")
Registration Statement on Form F-10 dated May 29, 2019
(the "Registration Statement")

I, Robert F. Brown, P.Eng, hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical reports (the "Technical Reports"):

  NI 43-101 Technical Report on the Guanajuato Mine Complex Claims and Mineral Resource Estimations for the Guanajuato Mine, San Ignacio Mine, and El Horcon and Santa Rosa Projects dated February 20, 2017; and

  NI 43-101 Technical Report on the Topia Mine Mineral Resource Estimates Topia Mine Mineral Resource Estimation as of July 31, 2018 dated February 28, 2019 and to references to the Technical Reports, or portions thereof, in the Registration Statement the documents incorporated therein by reference and to the inclusion and incorporation by reference of the information derived from the Technical Reports related to me in the Registration Statement. This consent extends to any amendments to the Registration Statement, including any post-effective amendments.

Yours truly,

/s/ Robert F. Brown
Robert F. Brown, P.Eng.